EXHIBIT 99.1

For Further Information Contact: Bioject Medical Technologies Inc.
Jim O’Shea Chief Executive Officer 503-692-8001 ext. 4161	Chris Farrell Vice President of Finance 503-692-8001 ext. 4132	John Baldissera BPC Financial Marketing 800-368-1217

BIOJECT REPORTS THIRD-QUARTER 2006 RESULTS
Company Receives Nasdaq Compliance Notice

PORTLAND, OR, November 1, 2006 — Bioject Medical Technologies Inc. (Nasdaq: BJCT), a leading developer of needle-free drug delivery systems, today announced financial results for the third quarter of 2006.

For the third quarter of 2006, Bioject reported revenues of $3.0 million, compared to $3.1 million reported in the comparable year ago quarter. Third-quarter product sales were $2.5 million compared to $2.7 million in the third quarter of the prior year.  License and technology fees were $513,000 compared to $407,000 in the year ago period.   The Company reported a third-quarter net loss allocable to common shareholders of $557,000, compared to net loss allocable to common shareholders of $1.2 million in the comparable year-ago quarter.  The lower net loss was due to the change in the fair value of the derivative liabilities.  At September 30, 2006, the Company reported cash, cash equivalents and marketable securities of $2.9 million.

Basic and diluted net loss per common share for the third quarter of 2006 were $0.04 per share on 14.3 million weighted average shares outstanding, compared to a net loss of $0.08 per share on 13.9 million weighted average shares outstanding for the same period last year.

For the nine months ended September 30, 2006, Bioject reported a net loss allocable to common shareholders of $6.2 million on revenues of $7.5 million.  This compares to a net loss allocable to common shareholders of $4.5 million on revenues of $10.2 million for the same period last year.

Basic and diluted net loss per share for the nine months ended September 30, 2006 were $0.43 per share on 14.2 million weighted average shares outstanding compared to a net loss of $0.32 per share on 13.8 million weighted average shares outstanding for the comparable period last year.

“We are pleased with our results when compared to the year ago period and our business development direction,” said Jim O’Shea, Bioject’s President and CEO.  “In the third quarter of 2006, we entered into a Small Business Innovative Research (“SBIR”) agreement with the Centers for Disease Control and Prevention (“CDC”).  This agreement allows us to further the development of the global immunization device.  In addition, our technology has been presented at several medical conferences in the US and Europe validating the use of our needle-free technology.”

“We also recently announced that we expanded our development agreement with our undisclosed European biotech partner for the continued development of a novel gas powered device.  We are pleased to be working with our current partners and are excited about the future direction of our business development pipeline,” said O’Shea.  “In addition, today we received notice from Nasdaq that we are now in compliance with the minimum bid requirement.”

Recent 2006 Events

•                        Signed SBIR Contract with CDC for further development of the global immunization device.

•                        Technology presented at two conferences showing improved immunogenicity of vaccines when used with the Biojector® 2000 in cancer and AIDS vaccines.

•                        Received notice from Nasdaq regarding non-compliance with the minimum bid price rule.  On October 31, 2006, the Company met the 10-day minimum bid requirement and today received notice from Nasdaq that the Company is in compliance.

•                        Roche and Trimeris reported a delay in submission to the FDA for approval of Fuzeon® with the B2000.

•                        Signed further development agreement with European biotech partner for novel gas powered device.

•                        Jim O’Shea, President and CEO to retire at year-end.

The Company will conduct a conference call to discuss third-quarter results on Thursday, November 2, 2006 at 10:00 a.m. Eastern Daylight Time.  The conference call will be webcast and can be accessed through the Bioject website at www.bioject.com.

Bioject Medical Technologies Inc., based in Portland, Oregon, is an innovative developer and manufacturer of needle-free drug delivery systems.  Needle-free injection works by forcing medication at high speed through a tiny orifice held against the skin.  This creates a fine stream of high-pressure fluid penetrating the skin and depositing medication in the tissue beneath.  The Company is focused on developing mutually beneficial agreements with leading pharmaceutical, biotechnology, and veterinary companies.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the development of our global immunization device and our business development pipeline. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation, the risk that the Company’s products including cool.click™,  SeroJet™,  Vetjet® and Vial Adapter, will not be accepted by the market, the risk that the Company will be unable to successfully develop and negotiate new strategic relationships or maintain existing relationships, the risk that Bioject’s current or new strategic relationships will not develop into long-term revenue producing relationships, the risk that the Company may not achieve the objectives necessary for it to receive the milestone payments under the recently entered development agreement, the fact that Bioject’s business has never been profitable and may never be profitable, uncertainties related to Bioject’s dependence on the continued performance of strategic partners and technology, uncertainties related to the time required for the Company to complete research and development, obtain necessary clinical data and government clearances, the risk that the Company may be unable to produce our products at a unit cost necessary for the products to be competitive in the market and the risk that the Company may be unable to comply with the extensive government regulations applicable to Bioject’s business. Readers of this press release are referred to the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Forms 10-Q for further discussions of factors that could affect the Company’s business and its future results. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made. The Company assumes no obligation to update forward-looking statements if conditions or management’s estimates or opinions should change.

For more information on Bioject, visit www.bioject.com.

[Tables follow]

Bioject Medical Technologies Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Net sales of products	$2,491	$2,739	5,871	$9,296
License and technology fees	513	407	1,586	857
	3,004	3,146	7,457	10,153
Operating expenses:
Manufacturing	2,150	2,145	6,090	7,022
Research and development	1,053	1,023	3,430	3,918
Selling, general and administrative	821	999	3,458	3,331
Total operating expenses	4,024	4,167	12,978	14,271
Operating loss	(1,020)	(1,021)	(5,521)	(4,118)

Interest income	41	28	119	91
Interest expense	(213)	(169)	(1,691)	(438)
Change in fair valued of derivative liabilities	729	—	1,163	—
Loss from operations before preferred stock dividend and beneficial conversion	(463)	(1,162)	(5,930)	(4,465)
Preferred stock dividend	(94)	—	(132)	—
Beneficial conversion on issuance of preferred stock	—	—	(109)	—
Net loss allocable to common shareholders	$(557)	$(1,162)	$(6,171)	$(4,465)
Basic and diluted net loss per common share	$(0.04)	$(0.08)	$(0.43)	$(0.32)
Shares used in per share calculations	14,341,359	13,850,624	14,215,967	13,792,693

Bioject Medical Technologies Inc.
Condensed Consolidated Balance Sheet Data  (Unaudited)
(In thousands, except share and per share data)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$796	$1,046
Short-term marketable securities	2,150	1,500
Accounts receivable, net of allowance for doubtful accounts of $17 and $12	1,704	2,390
Inventories	1,408	1,498
Assets held for sale	—	1,104
Other current assets	195	426
Total current assets	6,253	7,964

Property and equipment, net of accumulated depreciation of $5,043 and $4,519	3,245	4,559
Goodwill	94	94
Other assets, net	1,113	1,329
Total assets	$10,705	$13,946

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term note payable	$776	$961
Current portion of long-term debt	119	1,083
Accounts payable	808	1,258
Accrued payroll	545	404
Derivative liabilities	748	—
Other accrued liabilities	395	204
Deferred revenue	764	1,908
Total current liabilities	4,155	5,818

Long-term liabilities:
Long-term debt	—	917
Deferred revenue	242	318
Other long-term liabilities	369	350

Shareholders’ equity:
Preferred stock, no par value, 10,000,000 shares authorized; issued and outstanding:
Series D Convertible — 2,086,957 shares at September 30, 2006 and December 31, 2005, no stated value, liquidation preference of $1.15 per share	1,879	1,879
Series E Convertible — 3,308,394 shares at September 30, 2006 and zero at December 31, 2005, no stated value, liquidation preference of $1.37 per share	4,828	—
Common stock, no par, 100,000,000 shares authorized; issued and outstanding 14,347,527 shares and 13,968,563 shares at September 30, 2006 and December 31, 2005	111,443	110,704
Accumulated deficit	(112,211)	(106,040)
Total shareholders’ equity	5,939	6,543
Total liabilities and shareholders’ equity	$10,705	$13,946

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